Exhibit 99.1

8-DropCar Expands Mobility Logistics Service to Los Angeles

Expansion into Los Angeles is initially being anchored by the car sharing unit of a Tier One partner

NEW YORK and LOS ANGELES, CALIFORNIA. (August 16, 2018) DropCar Inc.(NASDAQ: DCAR), a provider of app-based mobility services and logistics software-as-a-service (SaaS) for automotive consumers and enterprises, announced today it is expanding into Los Angeles (LA), California. The initial focus will be on vehicle movements and logistics for the car-sharing unit of one of DropCar’s Tier One automotive partners.

DropCar’s services will play a crucial supporting role for the wide range of new transportation options coming to car-centric Los Angeles, from ride-hailing and mobile maintenance, to luxury vehicle subscriptions. As more people enjoy the convenience of these services the companies that provide them are discovering a new set of logistics challenges that can only be addressed by pairing advanced data analytics, machine learning and teams of highly trained drivers.

“For every new mobility service there needs to be a bedrock logistics platform that ensures vehicles get to where they need to be,” said Spencer Richardson, co-founder and CEO of DropCar. “DropCar not only provides the technology, but also the drivers and service to make sure vehicles are delivered efficiently and on time.”

In addition to working closely with its new corporate partner, DropCar will be marketing its VAL (Vehicle Assistance & Logistics) and Mobility Cloud platforms to Los Angeles-area auto dealerships, fleet managers, and other next generation mobility service providers.

DropCar’s VAL platform is a turnkey vehicle logistics system that deploys advanced analytics to dispatch professionally-trained and insured drivers to pick up and deliver vehicles wherever dealerships, car rental companies, car sharing operators, vehicle subscription programs and other fleet operators need them.

DropCar’s Mobility Cloud is a software-as-a-service (SaaS) version of the VAL platform that allows customers to access DropCar’s cloud-based back-end, mobile app, client interaction dashboard, vehicle tracking, analytics and other services while utilizing their own staff of drivers for vehicle pickup and delivery.

“DropCar’s mission is to power the next generation of mobility,” said Richardson. “There is no better place than Los Angeles to demonstrate how our advanced vehicle logistics services will be indispensable for companies that want to thrive in a future of new transportation habits and car ownership models.”

About DropCar

Founded and launched in New York City in 2015, DropCar (DCAR) offers its Vehicle Support Platform (VSP), a cloud-based platform and mobile apps that help consumers and automotive-related companies reduce the cost, hassles and inefficiencies of owning a car, or fleet of cars, in urban centers. Consumers use DropCar’s mobile app to ease the cost and stress of owning a car in the city. Dealerships, fleet owners, OEMs and shared mobility companies use DropCar’s enterprise platform to reduce costs, streamline logistics and deepen relationships with customers. More information is available at www.dropcar.com.

Investor Relations Contact

Daniel Gelbtuch, VP of Corporate Finance for DropCar

daniel@dropcar.com (917) 509-9582

Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources of the company to meet its business objectives and operational requirements and the impact of competitive products and services and technological changes. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors under the heading “Risk Factors” in DropCar’s filings with the Securities and Exchange Commission. Except as required by applicable law, DropCar undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.